Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                        Registration Statement No. 333-120274-39

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus
(the

"Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

       Preliminary Structural and Collateral Term Sheet        January 11, 2006
-------------------------------------------------------------------------------

                   GSAA HOME EQUITY TRUST 2006-1 TERM SHEET
                   ----------------------------------------



                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send you the Prospectus if you request it by calling toll free 1-800-323-5678.

    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------


                                 $904,385,000
                                 (Approximate)
                         GSAA Home Equity Trust 2006-1
                    GS Mortgage Securities Corp., Depositor
                           Asset-Backed Certificates

Overview of the Offered Certificates
------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                         Estimated
                   Approximate               Expected      Initial        Avg.        Principal      S&P/Moody's
                   Principal     Certificate  Credit     Pass-Through     Life         Payment        Expected
 Certificates      Balance(1)       Type     Support(2)     Rate(3)      (yrs)(4)   Window(4)(5)      Ratings
------------------------------------------------------------------------------------------------------------------
      A-1           $500,320,000      Sr      5.50%      LIBOR + [ ]%      1.00     02/06 - 04/08      AAA /Aaa
      A-2           $166,325,000      Sr      5.50%      LIBOR + [ ]%      3.00     04/08 - 01/10      AAA /Aaa
      A-3           $196,636,000      Sr      5.50%      LIBOR + [ ]%      5.61     01/10 - 06/12      AAA /Aaa
      M-1            $13,702,000     Sub      4.00%      LIBOR + [ ]%      4.41     03/09 - 06/12      AA+/Aa1
      M-2             $4,567,000     Sub      3.50%      LIBOR + [ ]%      4.41     03/09 - 06/12      AA+/Aa2
      M-3             $4,567,000     Sub      3.00%      LIBOR + [ ]%      4.41     03/09 - 06/12       AA/Aa3
      M-4             $4,567,000     Sub      2.50%      LIBOR + [ ]%      4.38     02/09 - 06/12       AA-/A1
      M-5             $4,567,000     Sub      2.00%      LIBOR + [ ]%      4.32     02/09 - 06/12       A+/A2
      B-1             $4,567,000     Sub      1.50%      LIBOR + [ ]%      4.15     02/09 - 11/11       A/Baa1
      B-2             $4,567,000     Sub      1.00%      LIBOR + [ ]%      3.82     02/09 - 01/11     BBB+/Baa2
------------------------------------------------------------------------------------------------------------------
     TOTAL          $904,385,000
------------------------------------------------------------------------------------------------------------------

Overview of the Non-Offered Certificates
----------------------------------------
------------------------------------------------------------------------------------------------------------------
      B-3             $4,567,000     Sub      0.50%          [ ]%          N/A          N/A              N/A
------------------------------------------------------------------------------------------------------------------

(1) The initial aggregate principal balance of the Principal Certificates will be subject to an upward or downward variance of no more than approximately 5%. The principal balances of the Principal Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Statistical Calculation Date rolled one month at 6% CPR.
(2) Fully funded overcollateralization of approximately 0.50%.
(3) See the "Structure of the Certificates" section of this Term Sheet for more information on the Pass-Through Rates of the Principal Certificates.
(4) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Optional Clean-up Call on all certificates.
(5) The stated final maturity date for the certificates is the Distribution Date in January 2036.

Selected Mortgage Pool Data(7)
------------------------------
                ---------------------------------------------------------------
                                                                    Aggregate
                ---------------------------------------------------------------
                Scheduled Principal Balance:                       $918,334,559
                Number of Mortgage Loans:                                 3,965
                Average Scheduled Principal Balance:                   $231,610
                Interest Only Loans:                                     89.44%
                Weighted Average Gross Coupon:                           6.414%
                Weighted Average Net Coupon(8):                          6.108%
                Non-Zero Weighted Average FICO Score:                       709
                Weighted Average Original LTV Ratio:                     77.89%
                Weighted Average Stated Remaining Term                      358
                Weighted Average Seasoning (months):                          2
                Weighted Average Months to Roll:                             57
                Weighted Average Gross Margin:                            2.29%
                Weighted Average Initial Rate Cap:                        4.61%
                Weighted Average Periodic Rate Cap:                       1.90%
                Weighted Average Gross Maximum Lifetime Rate:            11.68%
                ---------------------------------------------------------------
(7) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(8) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.


-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------
Features of the Transaction
---------------------------

|X| The mortgage loans in the transaction consist of Alt-A type, adjustable rate, first lien residential mortgage loans (the "Mortgage Loans") originated or acquired by Countrywide Home Loans, Inc. ("Countrywide") (33.50%), the GS Mortgage Conduit ("Conduit") (22.77%), PHH Mortgage Corporation ("PHH") (22.49%), SunTrust Mortgage, Inc. ("SunTrust") (17.37%) and GreenPoint Mortgage Funding ("GreenPoint") (3.87%).
|X| The Mortgage Loans will be serviced or sub-serviced by Countrywide Home Loans Servicing LP ("Countrywide Servicing") (56.27%), PHH (22.49%), SunTrust (17.37%) and GreenPoint (3.87%).
|X| Credit support for the certificates will be provided through a senior/subordinate structure, upfront fully funded overcollateralization of approximately 0.50%, excess spread and mortgage insurance.
|X| None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.
|X| None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.
|X| The transaction will be modeled on INTEX as GSAA0601 and on Bloomberg as GSAA 06-1.
|X| This transaction will contain a swap agreement with an initial swap notional amount of approximately $885,760,201. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay an amount equal to a per annum rate of 4.9000% (on a 30/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates from the swap provider. See page 23 for swap agreement details.

|X| The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.


Time Table
----------

Expected Closing Date:              January 27, 2006

Cut-Off Date:                       January 1, 2006

Statistical Calculation Date:       December 1, 2005

Expected Pricing Date:              On or before January 16, 2006

First Distribution Date:            February 27, 2006


Key Terms
---------
Offered Certificates:                 Class A, Class M, Class B-1 and Class B-2 Certificates

Non-Offered Certificates:             Class B-3 Certificates, Class X Certificates and Class R Certificates

LIBOR Certificates:                   Class A, Class M, Class B-1 and Class B-2 Certificates

Principal Certificates:               Class A, Class M and Class B Certificates

Class A Certificates:                 Class A-1, Class A-2 and Class A-3 Certificates

Class M Certificates:                 Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates

Class B Certificates:                 Class B-1, Class B-2 and Class B-3 Certificates

Class R Certificates:                 Class R-1 and Class R-2 Certificates. The Class R Certificates are not being offered hereby.

Depositor:                            GS Mortgage Securities Corp.

Sponsor:                              Goldman Sachs Mortgage Company


-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.





                                      3

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------

Subordinate Certificates:             Class M and Class B Certificates

Underwriter:                          Goldman, Sachs & Co.

Servicers:                            Countrywide Servicing, PHH, SunTrust and GreenPoint

Trustee:                              U.S. Bank National Association

Securities Administrator:             JP Morgan Chase Bank, NA

Master Servicer:                      JP Morgan Chase Bank, NA

Custodians:                           Deutsche Bank National Trust Company and JP Morgan Chase Bank, NA

Swap Provider:                        TBD

Servicing Fee Rates:                  25.0 bps (31.89%)
                                      25.0 bps, increasing to 37.5 bps after the initial interest rate adjustment date (27.65%)
                                      37.5 bps (40.46%)

Expense Fee Rate:                     The Servicing Fee Rate and any lender-paid mortgage insurance

Distribution Date:                    25th day of the month or the next Business Day

Record Date:                          For any Distribution Date, the last Business Day of the Interest Accrual Period

Delay Days:                           24 day delay on the Non-Offered Certificates
                                      0 day delay on the Offered Certificates

Day Count:                            Actual/360 basis for the LIBOR Certificates and 30/360 basis for the Non-Offered
                                      Certificates

Prepayment Period:                    The calendar month prior to the Distribution Date

Due Period:                           The period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

Interest Accrual Period:              For the LIBOR Certificates, from the prior Distribution Date to the day prior to the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date. For the Non-Offered Certificates, the calendar month immediately preceding the then current Distribution Date.

Pricing Prepayment Assumption:        30% CPR












-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------



Excess Spread:                        The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Principal Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR:

                                      Initial Gross WAC(1):                                               6.4144%

                                         Less Fees & Expenses(2):                                         0.3062%
                                                                                               -------------------------------
                                      Net WAC(1):                                                         6.1082%

                                         Less Initial Principal Certificate Coupon
                                         (Approx.)(1)(3):                                                 4.6001%

                                         Less Initial Swap Outflow:(3)                                    0.4666%
                                                                                               -------------------------------
                                      Initial Excess Spread(1):                                           1.0415%

                                          (1)  This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

                                          (2)  Includes the Servicing Fee and any lender-paid mortgage insurance.

                                          (3)  Assumes 1-month LIBOR equal to 4.4188%, initial marketing spreads and a 30-day month. This amount will vary on each distribution date based on changes to the weighted average Pass-Through Rates on the Principal Certificates as well as any changes in day count.

Servicer Advancing:                   Yes, as to principal and interest, subject to recoverability.

Compensating Interest:                Each Servicer, other than PHH and SunTrust, shall provide Compensating Interest equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from voluntary principal prepayments on the
                                      Mortgage Loans during the related Prepayment Period and (B) (i) half of its aggregate
                                      Servicing Fee received for the related Distribution Date in the case of Countrywide
                                      Servicing (servicing non-Conduit Mortgage Loans) and GreenPoint or (ii) its aggregate
                                      Servicing Fee received for the related Distribution Date in the case of Countrywide
                                      Servicing (sub-servicing the Conduit Mortgage Loans). PHH and SunTrust will provide
                                      Compensating Interest equal to the aggregate of the prepayment interest shortfalls on the
                                      Mortgage Loans for the related Distribution Date resulting from voluntary principal prepayments of the Mortgage Loans during the related Prepayment Period.

Optional Clean-up Call:               The transaction has a 10% optional clean-up call.

Rating Agencies:                      Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and
                                      Moody's Investors Service, Inc.

Minimum Denomination:                 $50,000 with regard to each of the Offered Certificates

Legal Investment:                     It is anticipated that the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class R
                                      Certificates will be SMMEA eligible.

ERISA Eligible:                       The Underwriter's exemption is expected to apply to the Offered Certificates. However, in addition, for so long as the Swap Agreement is in effect, prospective plan purchasers must be eligible under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

Tax Treatment:                        All Principal Certificates represent REMIC regular interests subject to certain rights and obligations in respect to the swap agreement; the trustee will treat the rights and obligations in respect of the swap agreement as a position in a notional principal contract. The Class R-1 and Class R-2 Certificates each represent the residual interest in a REMIC.







-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------


Prospectus:                           The Offered Certificates will be offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the
                                      Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered
                                      Certificates may not be consummated unless the purchaser has received the Prospectus.

                                      PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD
                                      BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.













-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------

Structure of the Certificates

Description of Principal and Interest Distributions

Principal will be paid as described under the definition "Principal Distributions on the Principal Certificates". Prior to the Step-Down Date or so long as a Trigger Event is in effect, all principal collected or advanced on the Mortgage Loans will be paid to the Offered Certificates and the Non-Offered Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Offered Certificates and the Non-Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to maintain the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap. Interest will be paid monthly on the Non-Offered Certificates at a specified rate that will step up after the date on which the Optional Clean-up Call is exercisable, subject to the WAC Cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) allocated to such class. Any reductions in the Pass-Through Rate attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates. Such carry forward amount will not be paid back after the certificate principal balance of the applicable class has been reduced to zero.

Definitions

Credit Enhancement. The Principal Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 0.50% overcollateralization (fully funded upfront) (after the Step-Down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 1.00% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate initial balance of the Mortgage Loans as of the Cut-off Date), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Mortgage Insurance. As of the Statistical Calculation Date, substantially all of the Mortgage Loans with original LTVs greater than 80% are covered by borrower and/or lender paid mortgage insurance.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Step-Down Date. The earlier of (i) the date on which the principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of:

(A)   the Distribution Date occurring in February 2009; and
(B) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 11.00%.









-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                Class                    Initial Subordination Percentage         Step-Down Date Percentage
-----------------------------------------------------------------------------------------------------------------
                  A                                    5.50%                                11.00%
-----------------------------------------------------------------------------------------------------------------
                 M-1                                   4.00%                                8.00%
-----------------------------------------------------------------------------------------------------------------
                 M-2                                   3.50%                                7.00%
-----------------------------------------------------------------------------------------------------------------
                 M-3                                   3.00%                                6.00%
-----------------------------------------------------------------------------------------------------------------
                 M-4                                   2.50%                                5.00%
-----------------------------------------------------------------------------------------------------------------
                 M-5                                   2.00%                                4.00%
-----------------------------------------------------------------------------------------------------------------
                 B-1                                   1.50%                                3.00%
-----------------------------------------------------------------------------------------------------------------
                 B-2                                   1.00%                                2.00%
-----------------------------------------------------------------------------------------------------------------
                 B-3                                   0.50%                                1.00%
-----------------------------------------------------------------------------------------------------------------


Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 40% of the prior period's Credit Enhancement Percentage for the Class A Certificates to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:



-----------------------------------------------------------------------------------------------------------------
          Distribution Date                              Cumulative Realized Loss Percentage:
-----------------------------------------------------------------------------------------------------------------
    February 2008 - January 2009       0.250% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.275% in March 2008)
-----------------------------------------------------------------------------------------------------------------
    February 2009 - January 2010       0.550% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.571% in March 2009)
-----------------------------------------------------------------------------------------------------------------
    February 2010 - January 2011       0.800% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.821% in March 2010)
-----------------------------------------------------------------------------------------------------------------
    February 2011 - January 2012       1.050% for the first month, plus an additional 1/12th of 0.150% for each month thereafter (e.g., approximately 1.063% in March 2011)
-----------------------------------------------------------------------------------------------------------------
    February 2012 and thereafter                                        1.200%
-----------------------------------------------------------------------------------------------------------------


Step-Up Coupons. For all Principal Certificates the coupon will increase after the first distribution date on which the Optional Clean-up Call is first exercisable, should the call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance, the margin for the Class M and Class B Certificates other than the Class B-3 Certificates will increase to 1.5 times the margin at issuance, and the Pass-Through Rate on the Class B-3 Certificates will increase by 0.50% per annum.

Class A-1 Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-2 Pass-Through Rate. The Class A-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-3 Pass-Through Rate. The Class A-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate. The Class B-3 Certificates will accrue interest at a fixed rate equal to the lesser of (i) [ ]% (increasing by [ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of
(i) 30 divided by the actual number of days in the Interest Accrual Period and
(ii) the sum of (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12 (calculated on an actual/360 basis with respect to the Offered Certificates and a 30/360 basis with respect to the Class B-3 Certificates).

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of LIBOR Certificates, a supplemental interest amount for each class will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates' applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid for such certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable pass-through rate (without regard to the WAC Cap). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate as reduced by that class' share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Remittance Amount on the Offered Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to any swap receipts and to interest received or advanced on the Mortgage Loans less the Expense Fee Rate, swap payments and certain swap termination payments owed to the swap provider.

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.

Interest Distributions on the Principal Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:


-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------

(i) to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the swap provider, if any;

(ii) from the Interest Remittance Amount, pro rata (based on the accrued and unpaid interest distributable to each class of the Class A Certificates), to each class of the Class A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for each class of the Class A Certificates from prior Distribution Dates;

(iii) from any remaining Interest Remittance Amounts to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest; and

(iv) from any remaining Interest Remittance Amounts to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Principal Certificates. On each Distribution Date (a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated in the following order of priority:

(i) concurrently, to the Class R-1 and Class R-2 Certificates, the Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero;

(ii) to the Class A-1, Class A-2 and Class A-3 Certificates, sequentially, in ascending numerical order, the Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero; and

(iii) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraphs (i) and (ii) will be distributed in the following order of priority:

         (A) from any remaining Principal Distribution Amount, to the Class M Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero; and

         (B) from any remaining Principal Distribution Amount, to the Class B Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated sequentially, in ascending numerical order, until their respective certificate principal balances have been reduced to zero;

(ii) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraph (i) will be distributed sequentially in the following order of priority:

        (A) sequentially, in ascending numerical order, to the Class M Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero; and

        (B) sequentially, in ascending numerical order, to the Class B Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero.


Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata, based on their respective class certificate balances.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------


(i) if and to the extent that the Interest Remittance Amount is insufficient to make the full distributions in respect of interest set forth under the "Interest Distributions on the Principal Certificates" section above, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any unpaid interest shortfall amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in such section;

(ii) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest shortfall amount;

(iii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest shortfall amount;

(iv) concurrently, any Class A-1 Basis Risk Carry Forward Amount to the Class A-1 Certificates, any Class A-2 Basis Risk Carry Forward Amount to the Class A-2 Certificates and any Class A-3 Basis Risk Carry Forward Amount to the Class A-3 Certificates, pro rata based on their respective certificate principal balances provided that if for any distribution date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate for that Distribution Date will instead be allocated, pro-rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates to the extent the other Class A Certificates have any remaining unpaid Basis Risk Carry Forward Amounts;

(v) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 Certificates, any Basis Risk Carry Forward Amounts for such classes; and

(vi)     to the holders of the Class X certificates, any remaining amounts.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include the swap payments owed to the Swap Provider for such Distribution Date and swap receipts from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the swap provider, any swap payments and certain swap termination payments (other than termination payments where the swap provider is the defaulting party or the sole affected party) owed for such Distribution Date;

(ii)     to the certificateholders, to pay interest according to sections (ii),
         (iii) and (iv) of the "Interest Distributions on the Principal Certificates" section, to the extent unpaid from other available funds;

(iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Principal Certificates", but only to the extent necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds;

(iv) to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow", to the extent unpaid from other available funds;

(v) to the swap provider, any termination payments where the swap provider is the defaulting party or the sole affected party owed for such Distribution Date; and

(vi)     to the holders of the Class X certificates, any remaining amounts.

Net Monthly Excess Cashflow. For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

Allocation of Realized Losses. All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority, (i) to the excess cash flow; (ii) in reduction of the overcollateralization amount; and (iii) sequentially, to the Class B-3, Class B-2, Class B-1, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order. An allocation of any Realized Losses to a Subordinate Certificate on any Distribution Date will


-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------

be made by reducing its certificate principal balance, after taking into account all distributions made on such Distribution Date.

Once realized losses are allocated sequentially to the Class B-3, Class B-2, Class B-1, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, their certificate principal balances will be permanently reduced by the amount so allocated, and no amounts will be distributable with respect to such written down amounts on that Distribution Date or any future Distribution Date. Realized Losses will not be allocated to reduce the certificate principal balance of any class of the Class A Certificates.

Class A Principal Allocation Percentage. For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

Interest Remittance Amount on the Principal Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fee and any lender-paid mortgage insurance.

Basic Principal Distribution Amount. On any Distribution Date, the excess of
(i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Principal Distribution Amount on the Principal Certificates. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and
(ii) the Extra Principal Distribution Amount.

Principal Remittance Amount.  On any Distribution Date, the sum of:

(i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date;

(ii) the principal portion of all partial and full prepayments received during the related prepayment period;

(iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs;

(iv) the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date;

(v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date; and

(vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate and plus swap receipts, if any, and less swap payments, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Principal Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, and (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------

Class M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 92.00% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and
(C) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 93.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 94.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 95.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 96.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such

-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------

Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), and
(G) the certificate principal balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 97.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (H) the certificate principal balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 98.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B-2 Certificates (after taking into account any payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and (I) the certificate principal balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 99.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.






-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1  Preliminary Structural and Collateral Term Sheet  January 11, 2006
-------------------------------------------------------------------------------


Remaining Prepayment Penalty Term by Product Type(1) (2)
-------------------------------------------------

  Product        No Penalty     1-12 Months    13-24 Months     25-36 Months     37-48 Months      49-60 Months            Total
------------- --------------  -------------   --------------  ---------------   --------------   --------------   --------------
10 Year ARM     $21,722,969        $833,250              $0       $1,776,181               $0          $637,500      $24,969,900
2 Year ARM       $5,557,886        $600,400      $3,006,208       $1,096,013               $0                $0      $10,260,507
3 Year ARM     $140,671,316     $14,792,634        $564,800      $25,068,902               $0        $2,463,616     $183,561,268
5 Year ARM     $436,282,743     $79,194,937      $5,676,272      $83,624,604               $0       $29,390,219     $634,168,776
6 Month ARM        $164,123              $0              $0               $0               $0                $0         $164,123
7 Year ARM      $46,940,040      $2,786,800              $0      $15,483,145               $0                $0      $65,209,985
------------- --------------  -------------   --------------  ---------------   --------------   --------------   --------------
TOTAL(3)       $651,339,076     $98,208,021      $9,247,281     $127,048,846               $0       $32,491,336     $918,334,559
============= ==============  =============   ==============  ===============   ==============   ==============   ==============


  Product        No Penalty     1-12 Months    13-24 Months     25-36 Months     37-48 Months      49-60 Months            Total
------------- --------------  -------------   --------------  ---------------   --------------   --------------   --------------
10 Year ARM           2.37%           0.09%           0.00%            0.19%            0.00%             0.07%            2.72%
2 Year ARM            0.61%           0.07%           0.33%            0.12%            0.00%             0.00%            1.12%
3 Year ARM           15.32%           1.61%           0.06%            2.73%            0.00%             0.27%           19.99%
5 Year ARM           47.51%           8.62%           0.62%            9.11%            0.00%             3.20%           69.06%
6 Month ARM           0.02%           0.00%           0.00%            0.00%            0.00%             0.00%            0.02%
7 Year ARM            5.11%           0.30%           0.00%            1.69%            0.00%             0.00%            7.10%
------------- --------------  -------------   --------------  ---------------   --------------   --------------   --------------
TOTAL(3)            70.93%           10.69%           1.01%           13.83%            0.00%             3.54%          100.00%
============= ==============  =============   ==============  ===============   ==============   ==============   ==============


(1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
(2) None of the Mortgage Loans has a prepayment penalty term in excess of 60 months.
(3)    Columns may not add up due to rounding.





-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

Breakeven CDR Table for the Subordinate Certificates
----------------------------------------------------

The assumptions for the breakeven CDR table below are as follows:
  o  The Pricing Prepayment Assumption (as defined on page 4 above) is applied.
  o 1-month, 6-month, 1 Year Forward LIBOR curves and 1 Year Forward CMT curve (as of close on November 30, 2005) are used.
  o  33% loss severity and 100% advancing of principal and interest.
  o  There is a 6-month lag in recoveries.
  o Priced to call with collateral losses calculated through the life of the applicable bond.
  o  All Offered Certificates are priced at par.
  o All payments are assumed to be made on the 25th of the month regardless of business days.
  o Based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR and initial marketing structure and spreads.

     -----------------------------------------------------------------------------------------------------------------------------
                                                      First Dollar of Loss         Libor Flat                  0% Return
     -----------------------------------------------------------------------------------------------------------------------------
        Class M-1        CDR (%)                                         8.32                    8.37                        8.93
                         Yield (%)                                     5.1393                  4.7735                      0.0059
                         WAL (years)                                     5.24                    5.24                        5.24
                         Modified Duration                               4.55                    4.56                        4.61
                         Principal Window                       Apr11 - Apr11           Apr11 - Apr11               Apr11 - Apr11
                         Principal Writedown                24,218.38 (0.18%)      319,388.53 (2.33%)       3,600,454.35 (26.28%)
                         Total Collateral Loss          52,308,476.99 (5.73%)   52,589,984.39 (5.76%)       55,717,982.07 (6.10%)
     -----------------------------------------------------------------------------------------------------------------------------
        Class M-2        CDR (%)                                         7.52                    7.55                        7.73
                         Yield (%)                                     4.9804                  4.7653                      0.2097
                         WAL (years)                                     5.41                    5.33                        5.33
                         Modified Duration                               4.68                    4.62                        4.67
                         Principal Window                       Jun11 - Jun11           May11 - May11               May11 - May11
                         Principal Writedown                59,620.83 (1.31%)      116,908.99 (2.56%)       1,201,945.71 (26.32%)
                         Total Collateral Loss          48,231,869.26 (5.28%)   48,170,552.23 (5.27%)       49,206,384.53 (5.39%)
     -----------------------------------------------------------------------------------------------------------------------------
        Class M-3        CDR (%)                                         6.76                    6.77                        6.96
                         Yield (%)                                     5.0024                  4.7829                      0.2854
                         WAL (years)                                     5.49                    5.49                        5.41
                         Modified Duration                               4.74                    4.74                        4.72
                         Principal Window                       Jul11 - Jul11           Jul11 - Jul11               Jun11 - Jun11
                         Principal Writedown                60,668.01 (1.33%)      122,650.53 (2.69%)       1,205,539.13 (26.40%)
                         Total Collateral Loss          43,995,426.72 (4.82%)   44,054,739.50 (4.82%)       44,963,663.28 (4.92%)
     -----------------------------------------------------------------------------------------------------------------------------
        Class M-4        CDR (%)                                         6.01                    6.03                        6.22
                         Yield (%)                                     5.3138                  4.8762                      0.2567
                         WAL (years)                                     5.58                    5.58                        5.49
                         Modified Duration                               4.77                    4.78                        4.76
                         Principal Window                       Aug11 - Aug11           Aug11 - Aug11               Jul11 - Jul11
                         Principal Writedown                16,188.24 (0.35%)      142,779.22 (3.13%)       1,259,186.28 (27.57%)
                         Total Collateral Loss          39,688,628.19 (4.34%)   39,810,105.42 (4.36%)       40,768,586.89 (4.46%)
     -----------------------------------------------------------------------------------------------------------------------------
        Class M-5        CDR (%)                                         5.29                    5.31                        5.49
                         Yield (%)                                     5.2105                  4.7709                      0.0443
                         WAL (years)                                     5.66                    5.66                        5.66
                         Modified Duration                               4.83                    4.84                        4.88
                         Principal Window                       Sep11 - Sep11           Sep11 - Sep11               Sep11 - Sep11
                         Principal Writedown                56,813.30 (1.24%)      184,630.25 (4.04%)       1,338,461.91 (29.31%)
                         Total Collateral Loss          35,436,161.28 (3.88%)   35,560,516.40 (3.89%)       36,676,612.17 (4.01%)
     -----------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------------------------------------------------
                                                     First Dollar of Loss          LIBOR Flat                  0% Return
     -----------------------------------------------------------------------------------------------------------------------------
        Class B-1        CDR (%)                                        4.58                     4.63                       4.80
                         Yield (%)                                    5.9639                   4.8282                     0.1028
                         WAL (years)                                    5.74                     5.74                       5.74
                         Modified Duration                              4.78                     4.79                       4.83
                         Principal Window                      Oct11 - Oct11            Oct11 - Oct11              Oct11 - Oct11
                         Principal Writedown               56,413.13 (1.24%)       384,735.33 (8.42%)      1,497,638.16 (32.79%)
                         Total Collateral Loss         31,119,884.68 (3.41%)    31,438,021.27 (3.44%)      32,516,349.09 (3.56%)
     -----------------------------------------------------------------------------------------------------------------------------
        Class B-2        CDR (%)                                        3.89                     3.94                       4.11
                         Yield (%)                                    6.1963                   4.9994                     0.0149
                         WAL (years)                                    5.83                     5.83                       5.83
                         Modified Duration                              4.83                     4.84                       4.89
                         Principal Window                      Nov11 - Nov11            Nov11 - Nov11              Nov11 - Nov11
                         Principal Writedown               11,493.16 (0.25%)       359,773.37 (7.88%)      1,523,453.90 (33.36%)
                         Total Collateral Loss         26,805,555.45 (2.93%)    27,131,167.66 (2.97%)      28,234,792.45 (3.09%)
     -----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

Sensitivity Table for the Certificates - To Maturity
----------------------------------------------------

The assumptions for the sensitivity table below are as follows:
  o The Pricing Prepayment Assumptions (as defined on page 4 above) are applied.
  o  1-month, 6-month, 1-year LIBOR and 1-year CMT remain static.
  o  10% Clean-up Call is not exercised.
  o  Based upon initial marketing structure and spreads.

                                          -----------------------------------------------------------------------------------------
                                               50 PPA      75 PPA       100 PPA       125 PPA         150 PPA          175 PPA
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          2.14        1.38          1.00          0.77            0.61             0.50
       A-1     Principal Window Begin                  1           1             1             1               1                1
               Principal Window End                   59          38            27            21              16               13
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          6.54        4.25          3.00          2.22            1.75             1.42
       A-2     Principal Window Begin                 59          38            27            21              16               13
               Principal Window End                  102          67            48            34              27               22
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                         13.39        9.05          6.59          5.01            3.84             2.94
       A-3     Principal Window Begin                102          67            48            34              27               22
               Principal Window End                  307         230           172           133             106               85
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          9.29        6.17          4.67          3.97            3.69             3.73
       M-1     Principal Window Begin                 51          37            38            39              40               43
               Principal Window End                  206         141           103            79              62               50
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          9.15        6.07          4.60          3.89            3.57             3.53
       M-2     Principal Window Begin                 51          37            38            39              40               42
               Principal Window End                  187         127            93            71              56               45
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          9.05        5.99          4.54          3.82            3.51             3.44
       M-3     Principal Window Begin                 51          37            38            38              39               41
               Principal Window End                  180         121            88            67              53               43
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          8.91        5.89          4.44          3.74            3.43             3.35
       M-4     Principal Window Begin                 51          37            37            38              39               40
               Principal Window End                  170         115            83            64              50               41
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          8.70        5.74          4.32          3.66            3.33             3.27
       M-5     Principal Window Begin                 51          37            37            38              38               39
               Principal Window End                  159         107            77            59              47               40
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          8.36        5.49          4.15          3.50            3.20             3.20
       B-1     Principal Window Begin                 51          37            37            37              38               38
               Principal Window End                  145          97            70            53              42               39
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          7.72        5.05          3.82          3.23            3.11             3.14
       B-2     Principal Window Begin                 51          37            37            37              37               37
               Principal Window End                  127          84            60            46              38               38
     ------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

Sensitivity Table for the Certificates - To Call
------------------------------------------------

The assumptions for the sensitivity table below are as follows:
  o The Pricing Prepayment Assumptions (as defined on page 4 above) are applied.
  o  1-month, 6-month, 1-year LIBOR and 1-year CMT remain static.
  o  10% Clean-up Call is exercised on the first possible date.
  o  Based upon initial marketing structure and spreads.

                                          -----------------------------------------------------------------------------------------
                                               50 PPA     75 PPA          100 PPA     125 PPA         150 PPA          175 PPA
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          2.14             1.38       1.00        0.77            0.61             0.50
       A-1     Principal Window Begin                  1                1          1           1               1                1
               Principal Window End                   59               38         27          21              16               13
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          6.54             4.25       3.00        2.22            1.75             1.42
       A-2     Principal Window Begin                 59               38         27          21              16               13
               Principal Window End                  102               67         48          34              27               22
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                         11.68             7.77       5.61        4.25            3.25             2.52
       A-3     Principal Window Begin                102               67         48          34              27               22
               Principal Window End                  159              107         77          59              47               38
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          8.82             5.83       4.41        3.78            3.54             3.16
       M-1     Principal Window Begin                 51               37         38          39              40               38
               Principal Window End                  159              107         77          59              47               38
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          8.82             5.83       4.41        3.75            3.46             3.16
       M-2     Principal Window Begin                 51               37         38          39              40               38
               Principal Window End                  159              107         77          59              47               38
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          8.82             5.83       4.41        3.72            3.44             3.16
       M-3     Principal Window Begin                 51               37         38          38              39               38
               Principal Window End                  159              107         77          59              47               38
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          8.82             5.83       4.38        3.71            3.41             3.16
       M-4     Principal Window Begin                 51               37         37          38              39               38
               Principal Window End                  159              107         77          59              47               38
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          8.70             5.74       4.32        3.66            3.33             3.16
       M-5     Principal Window Begin                 51               37         37          38              38               38
               Principal Window End                  159              107         77          59              47               38
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          8.36             5.49       4.15        3.50            3.20             3.16
       B-1     Principal Window Begin                 51               37         37          37              38               38
               Principal Window End                  145               97         70          53              42               38
     ------------------------------------------------------------------------------------------------------------------------------
               WAL (years)                          7.72             5.05       3.82        3.23            3.11             3.14
       B-2     Principal Window Begin                 51               37         37          37              37               37
               Principal Window End                  127               84         60          46              38               38
     ------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

WAC Cap. The information in the following table has been prepared in accordance with the following assumptions: (i) one and six-month LIBOR, 1-year LIBOR and 1-year CMT remain constant at 20.00%, (ii) day count convention of actual/360 is applied; and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table. This table is based on initial marketing structure and spreads.

     Period          Distribution Date       WAC Cap (%)
     ------          -----------------       -----------
       1                 2/25/2006             21.12370
       2                 3/25/2006             20.87182
       3                 4/25/2006             20.43057
       4                 5/25/2006             20.18447
       5                 6/25/2006             19.84466
       6                 7/25/2006             19.61574
       7                 8/25/2006             19.28097
       8                 9/25/2006             19.00716
       9                10/25/2006             18.80291
       10               11/25/2006             18.47526
       11               12/25/2006             18.28633
       12                1/25/2007             17.96315
       13                2/25/2007             17.71432
       14                3/25/2007             17.71864
       15                4/25/2007             17.23076
       16                5/25/2007             17.07788
       17                6/25/2007             16.76493
       18                7/25/2007             16.62545
       19                8/25/2007             16.31623
       20                9/25/2007             16.09937
       21               10/25/2007             15.97917
       22               11/25/2007             15.67613
       23               12/25/2007             15.59053
       24                1/25/2008             15.29556
       25                2/25/2008             15.09652
       26                3/25/2008             15.12024
       27                4/25/2008             14.71038
       28                5/25/2008             14.63139
       29                6/25/2008             14.34960
       30                7/25/2008             14.28548
       31                8/25/2008             13.99368
       32                9/25/2008             13.82149
       33               10/25/2008             13.96124
       34               11/25/2008             12.47029
       35               12/25/2008             12.66448
       36                1/25/2009             12.45969
       37                2/25/2009             12.34150
       38                3/25/2009             12.73316
       39                4/25/2009             12.13466
       40                5/25/2009             12.20793
       41                6/25/2009             11.94548
       42                7/25/2009             12.01546
       43                8/25/2009             11.74714
       44                9/25/2009             11.64528
       45               10/25/2009             11.80302
       46               11/25/2009             11.62056
       47               12/25/2009             11.84108



------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

     Period          Distribution Date       WAC Cap (%)
     ------          -----------------       -----------
       48                1/25/2010             11.56621
       49                2/25/2010             11.47309
       50                3/25/2010             11.96921
       51                4/25/2010             11.29236
       52                5/25/2010             11.38993
       53                6/25/2010             11.11939
       54                7/25/2010             11.22148
       55                8/25/2010             10.95325
       56                9/25/2010             10.87949
       57               10/25/2010             11.55972
       58               11/25/2010             11.85175
       59               12/25/2010             14.47712
       60                1/25/2011             10.45373
       61                2/25/2011             10.45365
       62                3/25/2011             11.57385
       63                4/25/2011             10.45584
       64                5/25/2011             10.80649
       65                6/25/2011             10.45953
       66                7/25/2011             10.80809
       67                8/25/2011             10.45935
       68                9/25/2011             10.45949
       69               10/25/2011             10.80974
       70               11/25/2011             10.46137
       71               12/25/2011             10.81091
       72                1/25/2012             10.46207
       73                2/25/2012             10.46197
       74                3/25/2012             11.18363
       75                4/25/2012             10.46247
       76                5/25/2012             10.81133
       77                6/25/2012             10.46247
       78                7/25/2012             10.81111
       79                8/25/2012             10.46226
       80                9/25/2012             10.46579
       81               10/25/2012             10.83294
       82               11/25/2012             10.52632
       83               12/25/2012             11.17810
       84                1/25/2013             10.82735
       85                2/25/2013             10.82736
       86                3/25/2013             11.98746
       87                4/25/2013             10.82827
       88                5/25/2013             11.18923
       89                6/25/2013             10.82830
       90                7/25/2013             11.18927
       91                8/25/2013             10.82834
       92                9/25/2013             10.82906
       93               10/25/2013             11.19004
       94               11/25/2013             10.82909
       95               12/25/2013             11.19008
       96                1/25/2014             10.82913
       97                2/25/2014             10.82914
       98                3/25/2014             11.98943
       99                4/25/2014             10.82918
      100                5/25/2014             11.19017

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------


     Period          Distribution Date        WAC Cap (%)
     ------          -----------------        -----------
      101                6/25/2014             10.82922
      102                7/25/2014             11.19021
      103                8/25/2014             10.82925
      104                9/25/2014             10.82927
      105               10/25/2014             11.19027
      106               11/25/2014             10.82931
      107               12/25/2014             11.19031
      108                1/25/2015             10.82935
      109                2/25/2015             10.82936
      110                3/25/2015             11.98967
      111                4/25/2015             10.82940
      112                5/25/2015             11.19040
      113                6/25/2015             10.82944
      114                7/25/2015             11.19044
      115                8/25/2015             10.82948
      116                9/25/2015             10.83654
      117               10/25/2015             11.22806
      118               11/25/2015             10.86588
      119               12/25/2015             11.25124
      120                1/25/2016             10.97237



------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

Swap Agreement. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of $885,760,201. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust shall be obligated to pay an amount equal to a per annum rate of 4.9000% (on a 30/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on a actual/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates from the swap provider.

                                                           Swap Schedule

                                             Swap Notional                                                    Swap Notional
       Period        Distribution Date          Amount ($)                 Period       Distribution Date         Amount ($)
     -----------  ----------------------   -------------------        -------------   ---------------------  ------------------
          1              2/25/2006            885,760,201.22                 36             1/25/2009         125,561,741.88
          2              3/25/2006            861,281,063.27                 37             2/25/2009         119,446,252.43
          3              4/25/2006            818,967,159.56                 38             3/25/2009         113,628,548.42
          4              5/25/2006            778,713,088.42                 39             4/25/2009         108,094,132.60
          5              6/25/2006            740,418,613.00                 40             5/25/2009         102,829,213.36
          6              7/25/2006            703,988,356.12                 41             6/25/2009          97,820,670.44
          7              8/25/2006            669,331,582.00                 42             7/25/2009          93,056,022.20
          8              9/25/2006            636,361,970.50                 43             8/25/2009          88,523,394.51
          9              10/25/2006           604,997,402.20                 44             9/25/2009          84,211,491.27
         10              11/25/2006           575,159,754.05                 45            10/25/2009          80,109,566.24
         11              12/25/2006           546,774,704.87                 46            11/25/2009          76,207,396.25
         12              1/25/2007            519,771,550.42                 47            12/25/2009          72,495,255.75
         13              2/25/2007            494,083,027.34                 48             1/25/2010          68,963,892.67
         14              3/25/2007            469,645,145.75                 49             2/25/2010          65,604,505.25
         15              4/25/2007            446,397,029.96                 50             3/25/2010          62,408,720.22
         16              5/25/2007            424,280,766.96                 51             4/25/2010          59,368,571.91
         17              6/25/2007            403,241,262.19                 52             5/25/2010          56,476,482.43
         18              7/25/2007            383,226,102.49                 53             6/25/2010          53,725,242.74
         19              8/25/2007            364,185,425.51                 54             7/25/2010          51,107,994.78
         20              9/25/2007            346,071,795.69                 55             8/25/2010          48,618,214.32
         21              10/25/2007           328,840,086.10                 56             9/25/2010          46,249,694.77
         22              11/25/2007           312,447,366.12                 57            10/25/2010          43,996,521.40
         23              12/25/2007           296,852,784.71                 58            11/25/2010          41,852,884.89
         24              1/25/2008            282,017,496.59                 59            12/25/2010          39,811,822.61
         25              2/25/2008            267,904,545.17                              1/25/2011 and
         26              3/25/2008            254,478,763.71                 60            thereafter                   0.00
         27              4/25/2008            241,706,700.21
         28              5/25/2008            229,556,530.86
         29              6/25/2008            217,997,980.78
         30              7/25/2008            207,002,167.79
         31              8/25/2008            196,541,780.69
         32              9/25/2008            186,590,753.15
         33              10/25/2008           177,124,287.57
         34              11/25/2008           138,747,812.57
         35              12/25/2008           131,990,255.70




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

                           The Mortgage Loans - All Collateral (1)

        Scheduled Principal Balance:                              $918,334,559

        Number of Mortgage Loans:                                        3,965

        Average Scheduled Principal Balance:                          $231,610

        Interest Only Loans:                                            89.44%

        Weighted Average Gross Coupon:                                  6.414%

        Weighted Average Net Coupon:(2)                                 6.108%

        Non-Zero Weighted Average FICO Score:                              709

        Weighted Average Original LTV Ratio:                            77.89%

        Weighted Average Stated Remaining Term (months):                   358

        Weighted Average Seasoning (months):                                 2

        Weighted Average Months to Roll:                                    57

        Weighted Average Gross Margin:                                   2.29%

        Weighted Average Initial Rate Cap:                               4.61%

        Weighted Average Periodic Rate Cap:                              1.90%

        Weighted Average Gross Maximum Lifetime Rate:                   11.68%

  (1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
  (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.

                                              Distribution by Current Principal Balance


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
Current Principal       Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
     Balance           Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
$50,000 & Below             24       $939,254       0.10%    6.857%      719    $39,136     69.82%     76.92%     8.04%     46.87%
$50,001 - $75,000           96      6,182,775       0.67     6.924       721     64,404     77.72      85.07     22.53      32.49
$75,001 - $100,000         222     19,925,111       2.17     6.687       707     89,753     77.82      88.11     21.50      56.05
$100,001 - $125,000        354     40,398,623       4.40     6.579       709    114,120     78.10      89.61     24.62      62.57
$125,001 - $150,000        451     62,462,630       6.80     6.513       710    138,498     78.52      87.65     25.00      62.70
$150,001 - $200,000        776    135,840,911      14.79     6.394       711    175,053     78.74      88.86     27.06      68.54
$200,001 - $250,000        647    145,438,433      15.84     6.377       706    224,789     78.27      87.60     21.65      74.82
$250,001 - $300,000        518    142,834,130      15.55     6.338       705    275,742     78.41      88.27     17.55      78.83
$300,001 - $350,000        395    128,508,125      13.99     6.234       707    325,337     78.23      88.28     19.51      84.63
$350,001 - $400,000        170     62,667,837       6.82     6.330       718    368,634     76.64      87.73     13.92      90.63
$400,001 - $450,000         72     30,701,239       3.34     6.642       709    426,406     76.58      85.14      4.09      80.97
$450,001 - $500,000         73     34,705,571       3.78     6.605       715    475,419     77.75      88.10      5.48      84.90
$500,001 - $550,000         46     24,169,016       2.63     6.426       710    525,413     78.09      87.48      0.00      93.55
$550,001 - $600,000         46     26,571,665       2.89     6.342       715    577,645     77.21      84.61      2.24      88.97
$600,001 - $650,000         29     18,481,330       2.01     6.612       714    637,287     77.65      87.07      0.00      82.70
$650,001 - $700,000          9      6,149,028       0.67     6.439       730    683,225     79.01      86.32     10.60     100.00
$700,001 - $750,000         11      8,000,450       0.87     6.455       720    727,314     71.91      75.54      0.00     100.00
$750,001 - $800,000          6      4,714,975       0.51     7.416       674    785,829     77.01      82.81      0.00      83.21
$800,001 - $850,000          2      1,675,828       0.18     6.684       648    837,914     54.19      54.05      0.00     100.00
$850,001 - $900,000          3      2,625,000       0.29     6.710       706    875,000     76.34      76.37      0.00     100.00
$900,001 - $950,000          1        919,879       0.10     6.250       669    919,879     79.00      78.97      0.00     100.00
$950,001 - $1,000,000       13     12,922,748       1.41     6.670       706    994,058     73.18      84.01      0.00      84.52
$1,000,001 - $1,500,000      1      1,500,000       0.16     6.750       678  1,500,000     53.57      53.57      0.00       0.00
------------------------ ------ -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
======================== ====== ============== ========== ========== ======== ========== ========== ========= ========== ===========



------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

                                                    Distribution by Current Rate


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
    Current             Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
     Rate              Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
4.51 - 5.00%                11     $2,349,175       0.26%    4.897%      721   $213,561     69.68%     79.49%    55.86%     73.86%
5.01 - 5.50%               168     37,821,701       4.12     5.446       725    225,129     76.30      84.86     46.40      81.90
5.51 - 6.00%             1,066    247,404,901      26.94     5.839       711    232,087     77.08      86.40     32.19      83.36
6.01 - 6.50%             1,182    297,917,906      32.44     6.326       707    252,046     77.35      88.41     15.08      84.50
6.51 - 7.00%               931    215,534,461      23.47     6.789       708    231,509     78.55      88.07      5.76      73.02
7.01 - 7.50%               404     75,093,970       8.18     7.292       703    185,876     80.18      88.12      7.15      51.84
7.51 - 8.00%               164     33,642,747       3.66     7.776       706    205,139     81.24      88.67      4.28      49.99
8.01 - 8.50%                34      7,181,491       0.78     8.299       693    211,220     79.36      81.81      0.81      57.77
8.51 - 9.00%                 5      1,388,206       0.15     8.638       718    277,641     82.68      93.41      7.02      18.81
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
      Total:             3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                        Distribution by FICO


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
                        Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
      FICO             Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
800 - 819                   72    $16,021,165       1.74%    6.421%      807   $222,516     75.22%     83.44%    23.72%     64.52%
780 - 799                  243     55,953,806       6.09     6.335       788    230,263     75.78      84.26     14.98      70.79
760 - 779                  327     78,136,339       8.51     6.377       769    238,949     78.97      89.14     10.50      70.94
740 - 759                  419     96,251,529      10.48     6.323       749    229,717     78.38      88.87     12.33      70.82
720 - 739                  521    119,431,384      13.01     6.418       729    229,235     78.39      89.72     12.64      76.07
700 - 719                  562    126,834,101      13.81     6.390       709    225,683     78.00      88.06     13.04      76.80
680 - 699                  623    146,627,093      15.97     6.474       689    235,356     78.50      88.88     17.36      77.49
660 - 679                  645    151,994,440      16.55     6.416       670    235,650     77.90      86.95     22.11      82.03
640 - 659                  375     86,337,012       9.40     6.533       651    230,232     77.41      85.48     28.77      83.14
620 - 639                  165     37,146,708       4.05     6.419       630    225,132     75.65      82.14     34.58      88.31
600 - 619                   11      3,288,625       0.36     6.311       615    298,966     76.98      78.91     57.14      97.08
560 - 579                    1        187,794       0.02     5.500       573    187,794     70.41      70.41    100.00     100.00
NA                           1        124,560       0.01     6.375         0    124,560     40.00      40.00    100.00     100.00
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                    Distribution by Original LTV


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
                        Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
  Original LTV         Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
30.00% & Below              21     $3,263,553       0.36%    6.551%      707   $155,407     25.71%     28.57%    13.84%     82.99%
30.01 - 40.00%              23      4,759,086       0.52     6.026       724    206,917     38.02      38.41      6.08      82.28
40.01 - 50.00%              38      8,550,230       0.93     6.175       719    225,006     46.11      48.40     16.46      66.45
50.01 - 60.00%              79     20,248,455       2.20     6.225       720    256,310     55.81      58.76     14.00      70.58
60.01 - 70.00%             266     74,227,210       8.08     6.170       703    279,050     66.62      72.47     11.70      81.48
70.01 - 80.00%           3,246    746,990,909      81.34     6.431       709    230,127     79.37      90.56     18.50      77.74
80.01 - 85.00%              21      4,598,252       0.50     6.491       684    218,964     83.91      83.96     29.41      85.13
85.01 - 90.00%             165     33,212,509       3.62     6.599       708    201,288     89.72      89.76     14.25      53.50
90.01 - 95.00%              98     20,839,572       2.27     6.709       723    212,649     94.80      94.79     23.23      81.82
95.01 - 100.00%              8      1,644,783       0.18     6.458       738    205,598     99.41      99.41      0.00     100.00
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

                                                    Distribution by Document Type


                                                     Pct. Of   Weighted  Weighted           Weighted  Weighted
                               Number                Pool By      Avg.     Avg.    Avg.       Avg.       Avg.
                                 Of     Principal   Principal    Gross   Current Principal  Original  Combined  Pct. Full Pct. Owner
  Document Type                 Loans    Balance     Balance    Coupon     FICO   Balance      LTV       LTV        Doc    Occupied
------------------------------ ------- ------------ ---------  --------- ------- ---------- --------  --------- ---------- ---------
Full/Alt                          825  $162,817,147    17.73%     6.039%     696   $197,354   78.51%    90.00%     100.00%   78.75%
Nina/No Doc                       555   121,529,509    13.23      6.745      716    218,972   77.42     84.43        0.00    82.49
Stated Income Stated Assets     1,483   334,370,243    36.41      6.447      715    225,469   77.87     86.74        0.00    71.54
Stated Income Verified Assets   1,102   299,617,660    32.63      6.448      706    271,885   77.76     88.43        0.00    80.28
------------------------------ ------- ------------ ---------  --------- ------- ---------- --------  --------- ---------- ---------
Total:                          3,965  $918,334,559   100.00%     6.414%     709   $231,610   77.89%    87.56%      17.73%   77.12%
============================== ======= ============ =========  ========= ======= ========== ========  ========= ========== =========


                                                    Distribution by Loan Purpose


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
                        Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
  Loan Purpose         Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Cashout Refinance          608   $160,005,555      17.42%    6.286%      690   $263,167     71.60%     73.82%    24.47%     84.85%
Purchase                 3,106    703,357,863      76.59     6.454       714    226,451     79.49      90.99     15.56      75.32
Rate/Term Refinance        251     54,971,140       5.99     6.279       694    219,009     75.81      83.74     25.89      77.60
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559    100.00%     6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                  Distribution by Occupancy Status



                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
                        Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
 Occupancy Status      Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Non Owner                  754   $132,839,891      14.47%    6.813%      716   $176,180     77.07%     82.82%    17.42%      0.00%
Owner Occupied           2,846    708,205,196      77.12     6.341       706    248,842     77.80      88.64     18.10     100.00
Second Home                365     77,289,471       8.42     6.398       724    211,752     80.13      85.84     14.83       0.00
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                    Distribution by Property Type


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
     Property           Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
       Type            Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
2-4 Family                 159    $43,548,757       4.74%    6.678%      717   $273,892     75.95%     84.39%     7.22%     61.95%
Condo                      747    149,895,117      16.32     6.409       713    200,663     78.76      89.10     16.87      71.54
Co-op                        4      1,658,114       0.18     6.257       741    414,529     84.53      84.53      0.00     100.00
Pud                        936    221,869,173      24.16     6.362       710    237,040     78.76      87.73     22.72      74.94
Single Family            2,119    501,363,398      54.59     6.417       706    236,604     77.39      87.31     16.75      80.99
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

                                                        Distribution by State


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
                        Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
       State           Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
CA - Southern              527   $175,973,146      19.16%    6.267%      715   $333,915     76.48%     87.68%    11.12%     88.70%
FL                         615    119,480,932      13.01     6.625       713    194,278     79.20      87.14     14.76      59.36
CA - Northern              301    104,178,674      11.34     6.335       706    346,109     76.24      86.81     12.53      85.81
NV                         205     49,287,212       5.37     6.466       716    240,425     79.90      88.94     18.34      61.96
AZ                         234     46,529,595       5.07     6.545       709    198,844     79.08      86.66     20.73      59.98
GA                         281     44,366,634       4.83     6.471       694    157,888     79.88      90.60     22.86      69.24
VA                         151     42,926,464       4.67     6.370       697    284,281     77.66      86.49     21.06      90.20
MD                         116     29,827,191       3.25     6.393       708    257,131     78.27      89.56     19.55      88.59
IL                         119     29,713,039       3.24     6.463       705    249,689     77.14      87.40      8.66      90.08
CO                         100     22,218,581       2.42     6.349       706    222,186     78.67      90.07     37.88      82.14
Other                    1,316    253,833,091      27.64     6.416       708    192,882     77.99      87.09     22.80      75.83
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                      Distribution by Zip Code


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
                        Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
    Zip Code           Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
89129                       14     $3,470,624       0.38%    6.511%      719   $247,902     79.37%     92.01%    57.88%     63.88%
89123                       11      3,317,249       0.36     6.371       720    301,568     78.74      89.49      0.00      79.40
91739                        8      3,061,734       0.33     6.067       737    382,717     79.48      96.89     22.36      89.71
89131                        9      2,853,722       0.31     6.756       715    317,080     80.09      89.08     15.66      73.74
92592                        7      2,667,950       0.29     6.041       727    381,136     79.16      93.52      8.62      86.96
95123                        6      2,665,600       0.29     6.513       715    444,267     80.00      96.57      0.00     100.00
92571                        9      2,583,181       0.28     6.227       705    287,020     79.41      94.33      0.00     100.00
95624                        6      2,582,924       0.28     6.400       714    430,487     77.98      88.81      0.00     100.00
89031                       10      2,462,787       0.27     6.446       736    246,279     79.44      91.23     35.07      71.05
90805                        7      2,382,750       0.26     6.271       711    340,393     71.17      78.88      0.00      68.35
Other                    3,878    890,286,037      96.95     6.416       708    229,574     77.87      87.45     17.81      76.94
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                            Distribution by Remaining Months to Maturity


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
    Remaining                                   Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
    Months to           Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
     Maturity          Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
301 - 360                3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

                                                  Distribution by Amortization Type


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
    Amortization        Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
       Type            Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
10 Year ARM                 80    $24,969,900       2.72%    6.553%      697   $312,124     74.63%     82.88%     4.77%     85.05%
2 Year ARM                  44     10,260,507       1.12     6.862       689    233,193     77.31      85.39      4.02      74.13
3 Year ARM                 798    183,561,268      19.99     6.387       710    230,027     78.03      88.05     17.47      73.56
5 Year ARM               2,866    634,168,776      69.06     6.399       709    221,273     78.25      88.06     19.87      77.59
6 Month ARM                  1        164,123       0.02     7.875       680    164,123     79.99      80.00    100.00       0.00
7 Year ARM                 176     65,209,985       7.10     6.512       713    370,511     75.34      83.53      4.58      80.13
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                              Distribution by Prepayment Term (Months)



                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
   Prepayment                                   Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
      Term              Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
    (Months)           Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
0                        2,817   $651,339,076      70.93%    6.387%      707   $231,217     77.86%     87.32%    16.87%     79.51%
4                            1        564,000       0.06     6.125       752    564,000     80.00     100.00      0.00     100.00
6                           72     23,719,467       2.58     6.405       728    329,437     77.67      93.48     10.83      94.83
12                         327     73,924,553       8.05     6.381       719    226,069     77.80      86.92     32.24      60.78
24                          38      9,247,281       1.01     6.601       686    243,349     79.67      91.68     12.61      61.69
30                           2        273,614       0.03     6.487       721    136,807     76.77      76.94      0.00      51.06
36                         538    126,775,232      13.80     6.566       707    235,642     77.70      87.81     14.62      79.30
60                         170     32,491,336       3.54     6.403       712    191,126     79.13      87.38     21.03      49.04
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                    Distribution by Periodic Cap



                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
    Periodic            Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
      Cap              Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
1.00 - 1.49%               383    $87,743,141       9.55%    6.804%      701   $229,094     79.13%     84.47%    11.18%     80.03%
1.50 - 1.99%                11      3,210,401       0.35     6.430       697    291,855     78.98      81.09      0.00     100.00
2.00 - 2.49%             3,571    827,381,017      90.10     6.373       710    231,694     77.76      87.91     18.49      76.72
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                Distribution by Months to Rate Reset



                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
    Months to           Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
    Rate Reset         Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
10 & Below                   1       $164,123       0.02%    7.875%      680   $164,123     79.99%     80.00%   100.00%      0.00%
11 - 20                      3      1,014,421       0.11     5.652       678    338,140     77.66      77.66      0.00     100.00
21 - 30                     65     14,684,364       1.60     6.657       706    225,913     78.75      86.72      8.21      79.69
31 - 40                    775    178,351,631      19.42     6.395       710    230,131     77.93      88.05     17.54      72.97
41 - 50                      5      1,294,449       0.14     5.691       692    258,890     79.57      79.57      0.00     100.00
51 - 60                  2,860    632,645,687      68.89     6.401       709    221,205     78.25      88.08     19.91      77.54
71 - 80                     19      5,125,267       0.56     6.711       688    269,751     74.85      84.62      7.45      87.26
81 - 90                    157     60,084,717       6.54     6.495       715    382,705     75.38      83.43      4.33      79.52
111 - 120                   80     24,969,900       2.72     6.553       697    312,124     74.63      82.88      4.77      85.05
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

                                                Distribution by Maximum Lifetime Rate



                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
    Maximum             Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
 Lifetime Rate         Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
9.50 - 9.99%                 1       $158,752       0.02%    4.625%      747   $158,752     80.00%     90.00%     0.00%    100.00%
10.00 - 10.49%              17      4,243,123       0.46     5.363       723    249,595     77.72      90.53     21.36      84.73
10.50 - 10.99%             752    166,006,321      18.08     5.735       713    220,753     77.22      86.93     44.74      80.95
11.00 - 11.49%             852    202,569,659      22.06     6.164       709    237,758     77.54      87.99     20.59      84.14
11.50 - 11.99%           1,087    254,458,477      27.71     6.504       706    234,092     77.71      87.12      8.56      77.52
12.00 - 12.49%             635    149,335,977      16.26     6.660       710    235,175     78.26      87.24     10.67      72.84
12.50 - 12.99%             414     96,769,809      10.54     6.979       710    233,743     78.67      88.64      5.68      69.38
13.00 - 13.49%             130     25,352,292       2.76     7.453       704    195,018     80.06      87.82      9.92      52.28
13.50 - 13.99%              57     14,403,884       1.57     7.679       688    252,700     79.86      91.47      0.78      73.75
14.00 - 14.49%              12      2,640,133       0.29     8.169       703    220,011     80.83      86.02      0.00      45.59
14.50 - 14.99%               7      1,628,609       0.18     8.512       715    232,658     82.28      92.19      5.98      36.45
15.00 - 15.49%               1        767,523       0.08     8.375       690    767,523     80.00      80.00      0.00     100.00
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                Distribution by Minimum Lifetime Rate



                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
    Minimum             Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
 Lifetime Rate         Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
1.99% & Below                1       $123,888       0.01%    6.500%      717   $123,888     80.00%     80.00%     0.00%    100.00%
2.00 - 2.49%             3,618    838,779,337      91.34     6.361       709    231,835     77.74      87.48     18.16      78.13
2.50 - 2.99%               212     48,642,540       5.30     6.999       703    229,446     78.42      85.83     14.28      56.56
3.00 - 3.49%                46     10,503,654       1.14     6.926       715    228,340     85.62      89.75      7.31      81.46
3.50 - 3.99%                 7      2,147,014       0.23     6.439       704    306,716     78.15      89.73     16.88      86.80
4.00 - 4.49%                 7      1,471,566       0.16     6.110       710    210,224     77.78      78.95      0.00      78.85
5.50 - 5.99%                 1        296,000       0.03     5.750       670    296,000     80.00      93.51      0.00     100.00
6.00 - 6.49%                13      2,773,877       0.30     6.172       695    213,375     79.33      96.27     23.58     100.00
6.50 - 6.99%                27      5,938,995       0.65     6.771       710    219,963     78.29      96.81     12.11      85.29
7.00 - 7.49%                17      3,196,525       0.35     7.260       688    188,031     79.97      97.72     31.87      76.95
7.50 - 7.99%                10      2,297,775       0.25     7.632       675    229,777     79.92      97.58      0.00      88.67
8.00 - 8.49%                 4      1,281,763       0.14     8.363       705    320,441     80.00      82.41      0.00      76.42
8.50 - 8.99%                 2        881,626       0.10     8.625       704    440,813     79.77      95.00      0.00       0.00
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                       Distribution by Margin



                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
                        Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
    Margin             Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
1.99% & Below                1       $123,888       0.01%    6.500%      717   $123,888     80.00%     80.00%     0.00%    100.00%
2.00 - 2.49%             3,694    856,146,958      93.23     6.377       709    231,767     77.77      87.64     18.05      78.10
2.50 - 2.99%               221     49,358,650       5.37     7.029       702    223,342     78.38      85.95     14.41      56.43
3.00 - 3.49%                36      9,065,604       0.99     6.790       720    251,822     86.74      89.70      6.63      88.43
3.50 - 3.99%                 5      1,924,694       0.21     5.968       695    384,939     76.57      88.12     27.68     100.00
4.00 - 4.49%                 7      1,567,566       0.17     5.896       696    223,938     77.92      81.56      0.00      92.91
4.50 - 4.99%                 1        147,200       0.02     6.000       716    147,200     80.00      80.00      0.00     100.00
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-1                      Preliminary Structural and Collateral Term Sheet                                 January 11, 2006
----------------------------------------------------------------------------------------------------------------------------------

                                                Distribution by First Adjustment Cap


                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
      First                                     Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
    Adjustment          Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
       Cap             Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
1.00% & Below                1       $164,123       0.02%    7.875%      680   $164,123     79.99%     80.00%   100.00%      0.00%
1.01 - 1.50%                 9      2,307,454       0.25     5.721       697    256,384     78.59      80.34      0.00     100.00
1.51 - 2.00%               389     96,767,086      10.54     6.214       714    248,759     77.40      86.13     16.91      78.36
2.51 - 3.00%               358     73,561,202       8.01     6.491       703    205,478     78.74      90.86     20.57      71.76
3.01 - 3.50%                 1        203,088       0.02     7.500       774    203,088     80.00     100.00      0.00     100.00
4.51 - 5.00%             2,915    654,460,429      71.27     6.459       708    224,515     78.21      87.58     18.73      75.06
5.51 - 6.00%               292     90,871,177       9.90     6.260       712    311,203     75.37      86.43      9.42      94.48
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                Distribution by Periodic Lifetime Cap



                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
     Periodic                                   Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
     Lifetime           Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
       Cap             Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
4.01 - 4.50%                 1       $164,123       0.02%    7.875%      680   $164,123     79.99%     80.00%   100.00%      0.00%
4.51 - 5.00%             3,069    680,505,908      74.10     6.415       708    221,735     78.24      87.80     19.71      75.22
5.51 - 6.00%               884    234,454,127      25.53     6.412       710    265,220     76.86      86.97     12.16      82.37
6.51 - 7.00%                11      3,210,401       0.35     6.430       697    291,855     78.98      81.09      0.00     100.00
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                 Distribution by Interest Only Loans



                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
    Interest            Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
   Only Loans          Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
N                          516    $96,930,778      10.56%    6.573%      710   $187,850     77.98%     84.16%    15.91%     73.75%
Y                        3,449    821,403,780      89.44     6.396       709    238,157     77.88      87.96     17.94      77.52
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


                                                 Distribution by Interest Only Term



                                                Pct. Of    Weighted   Weighted             Weighted   Weighted
                                                Pool By       Avg.      Avg.     Avg.       Avg.       Avg.
    Interest            Number     Principal   Principal     Gross    Current  Principal  Original   Combined  Pct. Full  Pct. Owner
    Only Term          Of Loans     Balance     Balance     Coupon      FICO    Balance      LTV        LTV        Doc     Occupied
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
0                          516    $96,930,778      10.56%    6.573%      710   $187,850     77.98%     84.16%    15.91%     73.75%
36                         350     88,158,372       9.60     6.220       715    251,881     77.39      86.32     16.85      78.48
60                       1,444    343,311,892      37.38     6.271       711    237,751     78.37      88.28     24.69      77.31
84                          91     34,765,103       3.79     6.478       712    382,034     76.19      82.12      0.73      81.52
120                      1,564    355,168,414      38.68     6.552       705    227,090     77.69      88.64     13.38      77.08
---------------------- -------- -------------- ---------- ---------- -------- ---------- ---------- --------- ---------- -----------
Total:                   3,965   $918,334,559     100.00%    6.414%      709   $231,610     77.89%     87.56%    17.73%     77.12%
====================== ======== ============== ========== ========== ======== ========== ========== ========= ========== ===========


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.